Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement listed below of our report dated March 15, 2006 relating to the consolidated financial statements and management's assessment of internal control over financial reporting of Cohen & Steers, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.

Form	Registration Statement No.	Description
S-8	333-118972	Cohen & Steers, Inc. 2004 Stock Incentive Plan Cohen & Steers, Inc. Employee Stock Purchase Plan
S-3	333-128633	Cohen & Steers Registration Statement

DELOITTE & TOUCHE LLP

New York, NY
March 15, 2006